Federated Global Value Fund
A Portfolio of Federated World Investment Series, Inc.
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Supplement to the Prospectus Proxy Statement dated August 25, 2004

     If you have not placed your vote, time is of the essence. Voting only takes a few minutes and your participation is important. Act now to help the Federated Global Value Fund (Fund) avoid additional expense.

     If you have already cast your vote by proxy you have the power to revoke it any time prior to its exercise by executing a superseding proxy or by submitting a written notice of revocation to the Secretary of the Fund. In addition, although mere attendance at the Special Meeting of the Fund on October 22, 2004, will not revoke a proxy, a shareholder present at the Special Meeting may withdraw his or her proxy and vote in person. All properly executed and unrevoked proxies received in time for the Special Meeting will be voted in accordance with the instructions contained in the proxies. If no instruction is given on the proxy, the persons named as proxies will vote the Shares represented thereby in favor of the matter set forth in Fund's Prospectus Proxy Statement dated August 25, 2004.

     On page 10 of your Prospectus Proxy Statement, please delete the bar chart for Federated Global Value Fund, Class A Shares, and replace it with the following:

     The graphic presentation displayed here consists of a bar chart representing the annual total returns of Class A Shares of Global Value Fund as of the calendar year-end for each of ten years. The calculated total return percentage for the Class A Shares for each calendar year is stated directly at the bottom of each respective bar, for the calendar years 1995 through 2003. The percentages noted are: 23.46%, 17.64%, 21.11%, 23.69%, 39.25%, (12.24) %,
(22.37)%, (21.39)% and 37.01%, respectively.

     If you have questions about the enclosed supplement to your Prospectus Proxy Statement, call your Investment Professional or a Federated Client Service Representative. Federated's toll-free number is 1-800-341-7400.

                                                                 October 4, 2004

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